IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES SECOND QUARTER RESULTS
THAT DEMONSTRATE ONGOING DIGITAL ADVERTISING STRENGTH

Q2 Digital Advertising Net Revenue Increased 11% YOY
Digital Represents 52% of 1H 2023 Total Net Revenue and
60% of 1H 2023 Total Adjusted Operating Income

Purchase, NY – August 9, 2023 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the second quarter ended June 30, 2023.

“I am pleased to share that Townsquare’s digital growth engine continued to drive results in the second quarter, demonstrating its strength and resiliency, as we delivered second quarter net revenue and Adjusted EBITDA that met our previously issued guidance. In the second quarter, net revenue decreased -1% year-over-year to $121 million (and was flat year-over-year excluding political revenue), and Adjusted EBITDA decreased -12% year-over-year to $29 million. In total, year-to-date Digital net revenue increased +6% year-over-year (representing 52% of our total 1H 2023 net revenue) and total Digital Adjusted Operating Income increased +11% year-over-year (representing 60% of our total 1H 2023 Adjusted Operating Income). With its differentiated and sophisticated products and solutions, our Digital Advertising segment was once again our largest driver of growth, increasing second quarter net revenue by +11% year-over-year. Second quarter Digital Advertising Adjusted Operating Income growth outpaced revenue growth at +30% year-over-year, with profit margins expanding to 35%,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Our year-to-date performance highlights the strength of our Digital Advertising platform and solutions, and validates our Digital First Local Media strategy, with a focus exclusively on local markets outside of the Top 50.”

Mr. Wilson continued, “The strong cash generation characteristics of our assets allowed us to produce $31 million of cash flow from operations in the first six months of 2023, an increase of $8 million as compared to the prior year. We could not be more pleased to share that given our strong cash position, we were able to repurchase nearly 9% of our total shares outstanding, repurchase and retire approximately $13 million of our Unsecured Senior Notes at a discount, and pay a high-yielding dividend to our shareholders during the first six months of the year. We also ended the quarter with a strong cash balance of $50 million and net leverage of 4.36x, retaining financial flexibility moving forward.”

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1875 per share. The dividend will be payable on November 1, 2023 to shareholders of record as of the close of business on October 2, 2023.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Second Quarter Highlights*
•As compared to the second quarter of 2022:
•Net revenue decreased 0.6%
•Net income decreased $7.6 million
•Adjusted EBITDA decreased 11.6%
•Total Digital net revenue increased 3.7%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 7.5%
•Digital Advertising net revenue increased 10.6%
•Total Digital Adjusted Operating Income increased 14.7%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 9.9%
•Digital Advertising Adjusted Operating Income increased 29.6%
•Broadcast Advertising net revenue decreased 5.8%
•Diluted loss per share was $0.19, and Adjusted Net Income per diluted share was $0.18
•Repurchased $0.8 million of our 2026 Secured Senior Notes below par
•Repurchased 1.6 million shares of the Company’s common stock for an average price of $9.79 per share

Year-to-Date Highlights*
•As compared to the six months ended June 30, 2022:
•Net revenue increased 1.0%
•Net income decreased $12.3 million
•Adjusted EBITDA decreased 11.7%
•Total Digital net revenue increased 5.8%
•Subscription Digital Marketing Solutions net revenue decreased 4.5%
•Digital Advertising net revenue increased 12.7%
•Total Digital Adjusted Operating Income increased 11.5%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 11.0%
•Digital Advertising Adjusted Operating Income increased 26.7%
•Broadcast Advertising net revenue decreased 5.3%
•Repurchased an aggregate $12.9 million of our 2026 Secured Senior Notes below par
•Repurchased 1.6 million shares of the Company’s common stock for an average price of $9.79 per share
*See below for discussion of non-GAAP measures.

Guidance
For the third quarter of 2023, net revenue is expected to be between $115 million and $117 million (-3.0% to -4.7% as compared to the prior year, and -2.2% to -3.9% excluding political revenue), and Adjusted EBITDA is expected to be between $27 million and $28 million.

For the full year 2023, net revenue guidance is reaffirmed to be between approximately $450 million and $470 million (-2.8% to +1.5% as compared to the prior year), and Adjusted EBITDA guidance is reaffirmed to be between approximately $100 million and $110 million.

Quarter Ended June 30, 2023 Compared to the Quarter Ended June 30, 2022

Net Revenue
Net revenue for the three months ended June 30, 2023 decreased $0.7 million, or 0.6%, to $121.2 million as compared to $121.9 million in the same period in 2022. Broadcast Advertising net revenue decreased $3.3 million, or 5.8%, and Subscription Digital Marketing Solutions net revenue decreased $1.7 million, or 7.5%, as compared to the same period in 2022. These revenue declines were largely offset by Digital Advertising net revenue which increased $4.0 million, or 10.6%, and Other net revenue which increased $0.3 million, as compared to the same period in 2022. Excluding political revenue of $0.4 million and $1.5 million for the three months ended June 30, 2023 and 2022, respectively, net revenue increased $0.4 million, or 0.3%, to $120.8 million, Digital Advertising net revenue increased $4.1 million, or 11.0%, to $41.1 million, and Broadcast Advertising net revenue decreased $2.3 million, or 4.1%, to $53.4 million.

Net (Loss) Income
For the quarter ended June 30, 2023, we reported a net loss of $2.7 million, as compared to net income of $4.9 million in the same period last year, primarily due to a $16.8 million increase in non-cash impairment charges to our FCC licenses and investments, partially offset by an increase in other income, net due to a $5.2 million gain on the sale of one of our investments and an increase in the effective tax rate for the current period. Adjusted Net Income decreased $9.9 million, primarily due to the increase in the effective tax rate for the current period, an increase in direct operating expenses and higher compensation.

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2023 decreased $3.7 million, or 11.6%, to $28.6 million, as compared to $32.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $2.8 million, or 9.0%, to $28.3 million, as compared to $31.1 million in the same period last year.

Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022

Net Revenue
Net revenue for the six months ended June 30, 2023, increased $2.2 million, or 1.0%, to $224.3 million as compared to $222.2 million in the same period in 2022. Digital Advertising revenue increased $8.4 million, or 12.7%, and our Other net revenue increased $1.3 million as compared to the same period in 2022. These increases were partially offset by a decrease in Broadcast Advertising Revenue of $5.6 million, or 5.3%, and a $2.0 million, or 4.5%, decrease in Subscription Digital Marketing Solutions net revenue. Excluding political revenue of $0.6 million and $1.9 million for the six months ended June 30, 2023 and 2022, respectively, net revenue increased $3.5 million, or 1.6% to $223.7 million, Digital Advertising net revenue increased $8.6 million, or 13.0%, to $74.8 million, and Broadcast Advertising net revenue decreased $4.4 million, or 4.2%, to $99.1 million.

Net (Loss) Income
Net income for the six months ended June 30, 2023 decreased $12.3 million, or 160.6%, to a net loss of $4.6 million, as compared to net income of $7.7 million in the same period last year, primarily driven by an increase in non-cash impairment charges to our FCC licenses and investments of $24.8 million. This increase was partially offset by a $5.2 million gain on the sale of one of our investments and an increase in the effective tax rate for the current period. Adjusted Net Income decreased $11.5 million, primarily driven by higher direct operating expenses and compensation and an increase in the effective tax rate for the current period.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2023 decreased $6.4 million, or 11.7% to $48.1 million, as compared to $54.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $5.2 million, or 9.9%, to $47.5 million, as compared to $52.8 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2023, we had a total of $49.6 million of cash and cash equivalents and $517.8 million of outstanding indebtedness, representing 4.82x and 4.36x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended June 30, 2023, of $107.4 million.

The table below presents a summary, as of August 4, 2023, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	13,788,537	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	1,961,341	No votes.[1]
Total	16,565,174
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2023 financial results and 2023 guidance on Wednesday, August 9, 2023 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-888-886-7786 (U.S. & Canada) or 1-416-764-8658 (International) and the confirmation code is 78973744. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through August 16, 2023. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 78973744. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 27,400 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 354 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2022 Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net (Loss) Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of intangibles and long-lived assets, and net (gain) loss on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairment of intangible assets, investments and long-lived assets, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairment of intangible assets, investments and long-lived assets, change in fair value of investment, net (gain) loss on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of June 30, 2023, divided by our Adjusted EBITDA for the twelve months ended June 30, 2023. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (gain) loss on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$49,598	$43,417
Accounts receivable, net of allowance of $5,507 and $5,946, respectively	62,537	61,234
Prepaid expenses and other current assets	12,432	16,037
Total current assets	124,567	120,688
Property and equipment, net	111,105	113,846
Intangible assets, net	246,222	276,838
Goodwill	161,481	161,385
Investments	9,181	19,106
Operating lease right-of-use assets	49,692	50,962
Other assets	1,366	1,197
Restricted cash	499	496
Total assets	$704,113	$744,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,707	$4,127
Deferred revenue	10,058	10,669
Accrued compensation and benefits	10,183	14,831
Accrued expenses and other current liabilities	25,900	17,876
Operating lease liabilities, current	9,003	9,008
Accrued interest	14,836	15,203
Total current liabilities	74,687	71,714
Long-term debt, net of deferred finance costs of $5,229 and $6,324, respectively	512,606	524,442
Deferred tax liability	10,275	18,748
Operating lease liability, net of current portion	44,113	45,107
Other long-term liabilities	13,053	15,428
Total liabilities	654,734	675,439
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 13,668,428 and 12,964,312 shares issued and outstanding, respectively	136	130
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,961,341 and 3,461,341 shares issued and outstanding, respectively	20	35
Total common stock	164	173
Treasury stock, at cost; 89,568 and 0 shares of Class A common stock, respectively	(1,135)	—
Additional paid-in capital	303,720	309,645
Accumulated deficit	(256,410)	(244,298)
Non-controlling interest	3,040	3,559
Total stockholders’ equity	49,379	69,079
Total liabilities and stockholders’ equity	$704,113	$744,518

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$121,231	$121,924	$224,341	$222,166
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	85,654	83,833	163,978	157,596
Depreciation and amortization	4,835	4,314	9,779	9,079
Corporate expenses	6,962	5,739	12,307	10,148
Stock-based compensation	2,106	839	3,878	1,708
Transaction and business realignment costs	311	824	603	1,276
Impairment of intangible assets, investments and long-lived assets	26,240	9,419	34,727	9,897
Net (gain) loss on sale and retirement of assets	(49)	89	(341)	(219)
Total operating costs and expenses	126,059	105,057	224,931	189,485
Operating (loss) income	(4,828)	16,867	(590)	32,681
Other expense (income):
Interest expense, net	9,314	10,044	18,872	20,071
Gain on repurchases of debt	(44)	(108)	(819)	(108)
Other (income) expense, net	(4,878)	806	(5,904)	2,394
(Loss) income from operations before tax	(9,220)	6,125	(12,739)	10,324
Income tax (benefit) provision	(6,520)	1,206	(8,098)	2,664
Net (loss) income	$(2,700)	$4,919	$(4,641)	$7,660

Net (loss) income attributable to:
Controlling interests	$(3,200)	$4,394	$(5,621)	$6,618
Non-controlling interests	$500	$525	$980	$1,042

Basic (loss) income per share	$(0.19)	$0.26	$(0.33)	$0.39

Diluted (loss) income per share	$(0.19)	$0.24	$(0.33)	$0.35

Weighted average shares outstanding:
Basic	17,221	16,986	17,212	16,891
Diluted	17,221	18,695	17,212	19,177

Cash dividend declared per share	$0.1875	$—	$0.375	$—

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(4,641)	$7,660
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,779	9,079
Amortization of deferred financing costs	949	855
Non-cash lease expense (income)	52	(251)
Net deferred taxes and other	(8,473)	2,314
Provision for doubtful accounts	2,564	494
Stock-based compensation expense	3,878	1,708
Gain on repurchases of debt	(819)	(108)
Trade activity, net	(1,008)	(1,773)
Impairment of intangible assets, investments and long-lived assets	34,727	9,897
Realized gain on sale of digital assets	(839)	—
Gain on sale of investment	(5,210)	—
Unrealized (gain) loss on investment	(112)	2,172
Content rights acquired	—	(19,320)
Amortization of content rights	2,422	1,952
Change in content rights liabilities	(659)	18,278
Other	(596)	(283)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,453)	(5,984)
Prepaid expenses and other assets	4,548	(507)
Accounts payable	625	1,401
Accrued expenses	(1,946)	(3,917)
Accrued interest	(367)	(556)
Other long-term liabilities	(15)	(106)
Net cash provided by operating activities	31,406	23,005
Cash flows from investing activities:
Payment for acquisition	—	(18,419)
Purchase of property and equipment	(7,136)	(7,627)
Purchase of investments	—	(100)
Purchase of digital assets	—	(4,997)
Proceeds from sale of digital assets	2,975	—
Proceeds from insurance recoveries	372	11
Proceeds from sale of assets and investment related transactions	6,196	639
Net cash provided by (used in) investing activities	2,407	(30,493)
Cash flows from financing activities:
Repurchases of 2026 Notes	(11,966)	(18,850)
Dividend payments	(3,240)	—
Proceeds from stock options exercised	4,308	759
Withholdings for shares issued under the ESPP	430	—
Repurchases of stock	(15,572)	(225)
Cash distribution to non-controlling interests	(1,499)	(1,820)
Repayments of capitalized obligations	(90)	(56)
Net cash (used in) financing activities	(27,629)	(20,192)
Cash and cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	6,184	(27,680)
Beginning of period	43,913	50,999
End of period	$50,097	$23,319

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$19,054	$19,508
Income taxes	817	859

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,148	$—
Investments acquired in exchange for advertising(1)	—	1,500
Property and equipment acquired in exchange for advertising(1)	253	519
Accrued capital expenditures	114	1,517

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$5,958	$5,036
Right-of-use assets obtained in exchange for operating lease obligations	3,593	5,211

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$49,598	$22,825
Restricted cash	499	494
	$50,097	$23,319
(1) Represents total advertising services provided by the Company in exchange for property and equipment and equity interests acquired during each of the six months ended June 30, 2023 and 2022, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$21,268	$22,983	(7.5)%	$42,829	$44,833	(4.5)%
Digital Advertising	41,126	37,172	10.6%	74,833	66,390	12.7%
Broadcast Advertising	53,720	57,001	(5.8)%	99,643	105,227	(5.3)%
Other	5,117	4,768	7.3%	7,036	5,716	23.1%
Net revenue	121,231	121,924	(0.6)%	224,341	222,166	1.0%
Subscription Digital Marketing Solutions Expenses	15,243	16,293	(6.4)%	31,205	31,769	(1.8)%
Digital Advertising expenses	26,782	26,102	2.6%	50,395	47,109	7.0%
Broadcast Advertising expenses	38,983	37,544	3.8%	76,348	73,986	3.2%
Other expenses	4,646	3,894	19.3%	6,030	4,732	27.4%
Direct operating expenses	85,654	83,833	2.2%	163,978	157,596	4.0%
Depreciation and amortization	4,835	4,314	12.1%	9,779	9,079	7.7%
Corporate expenses	6,962	5,739	21.3%	12,307	10,148	21.3%
Stock-based compensation	2,106	839	151.0%	3,878	1,708	127.0%
Transaction and business realignment costs	311	824	(62.3)%	603	1,276	(52.7)%
Impairment of intangible assets, investments and long-lived assets	26,240	9,419	178.6%	34,727	9,897	250.9%
Net (gain) loss on sale and retirement of assets	(49)	89	(155.1)%	(341)	(219)	55.7%
Total operating costs and expenses	126,059	105,057	20.0%	224,931	189,485	18.7%
Operating (loss) income	(4,828)	16,867	(128.6)%	(590)	32,681	(101.8)%
Other expense (income):
Interest expense, net	9,314	10,044	(7.3)%	18,872	20,071	(6.0)%
Gain on repurchases of debt	(44)	(108)	(59.3)%	(819)	(108)	**
Other (income) expense, net	(4,878)	806	**	(5,904)	2,394	**
(Loss) income from operations before tax	(9,220)	6,125	(250.5)%	(12,739)	10,324	(223.4)%
Income tax (benefit) provision	(6,520)	1,206	(640.6)%	(8,098)	2,664	(404.0)%
Net (loss) income	$(2,700)	$4,919	(154.9)%	$(4,641)	$7,660	(160.6)%
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and six months ended June 30, 2023, and 2022, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$21,268	$22,983	(7.5)%	$42,829	$44,833	(4.5)%
Digital Advertising	41,126	37,172	10.6%	74,833	66,390	12.7%
Digital	62,394	60,155	3.7%	117,662	111,223	5.8%
Broadcast Advertising	53,720	57,001	(5.8)%	99,643	105,227	(5.3)%
Other	5,117	4,768	7.3%	7,036	5,716	23.1%
Net revenue	$121,231	$121,924	(0.6)%	$224,341	$222,166	1.0%
Subscription Digital Marketing Solutions	$6,025	$6,690	(9.9)%	$11,624	$13,064	(11.0)%
Digital Advertising	14,344	11,070	29.6%	24,438	19,281	26.7%
Digital	20,369	17,760	14.7%	36,062	32,345	11.5%
Broadcast Advertising	14,737	19,457	(24.3)%	23,295	31,241	(25.4)%
Other	471	874	(46.1)%	1,006	984	2.2%
Adjusted Operating Income	$35,577	$38,091	(6.6)%	$60,363	$64,570	(6.5)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and six months ended June 30, 2023, and 2022, respectively (in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	(Unaudited)			(Unaudited)
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$21,268	$22,983	(7.5)%	$42,829	$44,833	(4.5)%
Digital Advertising	41,126	37,172	10.6%	74,833	66,390	12.7%
Digital	62,394	60,155	3.7%	117,662	111,223	5.8%
Broadcast Advertising	53,720	57,001	(5.8)%	99,643	105,227	(5.3)%
Other	5,117	4,768	7.3%	7,036	5,716	23.1%
Net revenue	$121,231	$121,924	(0.6)%	$224,341	$222,166	1.0%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Digital Advertising political revenue	46	151	(69.5)%	61	197	(69.0)%
Broadcast Advertising political revenue	359	1,365	(73.7)%	557	1,751	(68.2)%
Other political revenue	—	—	—	—	—	—
Political revenue	$405	$1,516	(73.3)%	$618	$1,948	(68.3)%
Subscription Digital Marketing Solutions net revenue (ex. political)	$21,268	$22,983	(7.5)%	$42,829	$44,833	(4.5)%
Digital Advertising net revenue (ex. political)	41,080	37,021	11.0%	74,772	66,193	13.0%
Digital net revenue (ex. political)	62,348	60,004	3.9%	117,601	111,026	5.9%
Broadcast Advertising political net revenue (ex. political)	53,361	55,636	(4.1)%	99,086	103,476	(4.2)%
Other net revenue (ex. political)	5,117	4,768	7.3%	7,036	5,716	23.1%
Net revenue (ex. political)	$120,826	$120,408	0.3%	$223,723	$220,218	1.6%
** not meaningful

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2023, and 2022, respectively (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2023	2022	2023	2022
Net (loss) income	$(2,700)	$4,919	$(4,641)	$7,660
Income tax (benefit) provision	(6,520)	1,206	(8,098)	2,664
(Loss) Income from operations before taxes	(9,220)	6,125	(12,739)	10,324
Transaction and business realignment costs	311	824	603	1,276
Impairment of intangible assets, investments and long-lived assets	26,240	9,419	34,727	9,897
Net (gain) loss on sale and retirement of assets	(49)	89	(341)	(219)
Gain on repurchases of debt	(44)	(108)	(819)	(108)
Gain on sale of digital assets	—	—	(839)	—
Gain on sale of investments	(5,210)	—	(5,210)	—
Change in fair value of investment	(246)	664	(112)	2,172
Gain on insurance recoveries	—	—	(372)	(11)
Net income attributable to non-controlling interest, net of income taxes	(500)	(525)	(980)	(1,042)
Adjusted net income before income taxes	11,282	16,488	13,918	22,289
Income tax provision	7,978	3,246	8,847	5,751
Adjusted Net Income	$3,304	$13,242	$5,071	$16,538

Adjusted Net Income Per Share:
Basic	$0.19	$0.78	$0.29	$0.98
Diluted	$0.18	$0.71	$0.29	$0.86

Weighted average shares outstanding:
Basic	17,221	16,986	17,212	16,891
Diluted	18,567	18,695	17,779	19,177

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and six months ended June 30, 2023, and 2022, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)
	2023	2022	2023	2022
Net (loss) income	$(2,700)	$4,919	$(4,641)	$7,660
Income tax (benefit) provision	(6,520)	1,206	(8,098)	2,664
Interest expense, net	9,314	10,044	18,872	20,071
Gain on repurchases of debt	(44)	(108)	(819)	(108)
Depreciation and amortization	4,835	4,314	9,779	9,079
Stock-based compensation	2,106	839	3,878	1,708
Transaction and business realignment costs	311	824	603	1,276
Impairment of intangible assets, investments and long-lived assets	26,240	9,419	34,727	9,897
Other (a)	(4,927)	895	(6,245)	2,175
Adjusted EBITDA	$28,615	$32,352	$48,056	$54,422
Political Adjusted EBITDA	(344)	(1,289)	(525)	(1,656)
Adjusted EBITDA (Excluding Political)	$28,271	$31,063	$47,531	$52,766
Political Adjusted EBITDA	344	1,289	525	1,656
Net cash paid for interest	(326)	(599)	(19,054)	(19,508)
Capital expenditures	(3,497)	(4,862)	(7,136)	(7,627)
Cash paid for taxes	(813)	(811)	(817)	(859)
Adjusted EBITDA Less Interest, Capex and Taxes	$23,979	$26,080	$21,049	$26,428
(a) Other includes net (gain) loss on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2023 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Net income (loss)	$2,798	$3,932	$(1,941)	$(2,700)	$2,089
Income tax provision (benefit)	2,275	(5,503)	(1,578)	(6,520)	(11,326)
Interest expense, net	9,967	9,790	9,558	9,314	38,629
Gain on repurchases of debt	—	—	(775)	(44)	(819)
Depreciation and amortization	4,467	5,498	4,944	4,835	19,744
Stock-based compensation	722	1,367	1,772	2,106	5,967
Transaction and business realignment costs	1,004	2,168	292	311	3,775
Impairment of intangible assets, investments and long-lived assets	10,300	10,917	8,487	26,240	55,944
Other (a)	(627)	221	(1,318)	(4,927)	(6,651)
Adjusted EBITDA	$30,906	$28,390	$19,441	$28,615	$107,352
(a) Other includes net (gain) loss on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended June 30, 2023, and 2022 (in thousands):

	Three Months Ended June 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,547	$14,106	$(5,724)	$434	$(19,191)	$(4,828)
Depreciation and amortization	327	168	3,382	33	925	4,835
Corporate expenses	—	—	—	—	6,962	6,962
Stock-based compensation	151	70	218	4	1,663	2,106
Transaction and business realignment costs	—	—	167	—	144	311
Impairment of intangible assets, investments and long-lived assets	—	—	16,743	—	9,497	26,240
Net gain on sale and retirement of assets	—	—	(49)	—	—	(49)
Adjusted Operating Income	$6,025	$14,344	$14,737	$471	$—	$35,577

	Three Months Ended June 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$6,244	$10,910	$10,176	$816	$(11,279)	$16,867
Depreciation and amortization	313	145	3,157	49	650	4,314
Corporate expenses	—	—	—	—	5,739	5,739
Stock-based compensation	133	15	84	3	604	839
Transaction and business realignment costs	—	—	—	6	818	824
Impairment of intangible assets, investments and long-lived assets	—	—	5,951	—	3,468	9,419
Net loss on sale and retirement of assets	—	—	89	—	—	89
Adjusted Operating Income	$6,690	$11,070	$19,457	$874	$—	$38,091

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the six months ended June 30, 2023, and 2022 (in thousands):

	Six Months Ended June 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$10,690	$23,991	$(9,318)	$920	$(26,873)	$(590)
Depreciation and amortization	655	332	6,982	69	1,741	9,779
Corporate expenses	—	—	—	—	12,307	12,307
Stock-based compensation	279	115	382	6	3,096	3,878
Transaction and business realignment costs	—	—	360	11	232	603
Impairment of intangible assets, investments and long-lived assets	—	—	25,230	—	9,497	34,727
Net gain on sale and retirement of assets	—	—	(341)	—	—	(341)
Adjusted Operating Income	$11,624	$24,438	$23,295	$1,006	$—	$60,363

	Six Months Ended June 30, 2022
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$12,209	$19,041	$18,993	$759	$(18,321)	$32,681
Depreciation and amortization	590	210	6,302	87	1,890	9,079
Corporate expenses	—	—	—	—	10,148	10,148
Stock-based compensation	265	30	171	6	1,236	1,708
Transaction and business realignment costs	—	—	—	12	1,264	1,276
Impairment of intangible assets, investments and long-lived assets	—	—	5,958	120	3,819	9,897
Net gain on sale and retirement of assets	—	—	(183)	—	(36)	(219)
Adjusted Operating Income	$13,064	$19,281	$31,241	$984	$—	$64,570